Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Patterson-UTI Energy, Inc. of our reports dated February 13, 2017, relating to the financial statements of Seventy Seven Energy Inc., which appear in Patterson-UTI Energy, Inc.'s Current Report on Form 8-K dated April 21, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

July 31, 2018

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